EXHIBIT 15.1

[Letterhead of Maples and Calder]

Our ref	CGW\628018\5249785v2
Direct tel	+852 3690 7477
Email	carrie.wong@maplesandcalder.com

CNinsure Inc.

22/F, Yinhai Building

No. 299 Yanjiang Zhong Road

Guangzhou, Guangdong 510110

People’s Republic of China

24 April 2012

Dear Sirs

Re: CNinsure Inc. (the “Company”)

We consent to the reference to our firm under the headings “Cayman Islands Taxation” and “Corporate Governance” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2011, which will be filed with the Securities and Exchange Commission in the month of April 2012.

Yours faithfully

/s/ Maples and Calder

Maples and Calder